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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                       THIRD LEASE MODIFICATION AGREEMENT

                          Kenvic Associates, Landlord

                                      with

                          Instinet Corporation, Tenant

                                October 21, 1994
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                       THIRD LEASE MODIFICATION AGREEMENT

            THIS THIRD LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of October 21, 1994, between KENVIC ASSOCIATES, a partnership having an office at 875 Third Avenue, New York, New York 10022 ("Landlord") and INSTINET CORPORATION, a Delaware corporation having an office at 875 Third Avenue, New York, New York 10017 ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, Landlord and Tenant are parties to that certain lease dated as of November 19, 1992, as modified by a Lease Modification Agreement dated as of July 9, 1993 (the "First Lease Modification Agreement") between Landlord and Tenant, relating to the entire eighteenth (18th), twenty-eighth (28th) and twenty-ninth (29th) floors in the Building and a Second Lease Modification Agreement dated June 7, 1994 (the "Second Lease Modification Agreement") between Landlord and Tenant relating to a portion of the twenty-seventh (27th) floor of the Building (said lease, as so modified by the First Lease Modification Agreement and the Second Lease Modification Agreement, is called the "Lease"); and
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            WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual agreements herein, the Lease is amended as follows:

            1. All the terms of the Lease, the initial letters of which are capitalized and not otherwise defined, shall have the meanings set forth in the Lease.

            2. Section 1.02 of the Lease is modified by adding to the Premises a portion of the third (3rd) floor of the Building as indicated by the cross hatching on Exhibit A annexed hereto (the "Additional 3rd Floor Premises"). The rentable square foot area of the Additional 3rd Floor Premises is hereby deemed to be 10,000 rentable square feet. As used in the Lease, the term "Premises" shall include the Additional 3rd Floor Premises.

            3. Section 3.01 of the Lease is hereby modified so that the Fixed Rent payable under the Lease is increased as follows:


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                  A. From and after August 1, 1995 until February 28, 1999, the
Fixed Rent shall be increased by $250,000 per annum; and

                  B. From and after March 1, 1999 through and including the Expiration Date, the Fixed Rent shall be increased by an additional $20,000, per annum.


            4. Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) of the Lease are hereby modified (and Paragraph 5 of the Second Lease Modification Agreement is superseded) so that the Tenant's Share is increased to 16.61% (or, if reduced in accordance with Section 6.01(a)(v), to 16.51%); provided however (A) for purposes of Article 6, (a) the Base Tax for 12.9/16.61 of the Tenant's Share shall be Real Estate Taxes for the 1993/1994 Tax Year and (b) the Base Tax for 3.74/16.61 of the Tenant's Share shall be Real Estate Taxes for the 1994/1995 Tax Year and (B) for purposes of Article 7, (a) the Expense Base for 12.9/16.61 of the Tenant's Share shall be the average of the Expenses for the 1993 Calendar Year and the 1994 Calendar Year, (b) the Expense Base for 2.18/16.61 of the Tenant's Share shall be the 1994 Calendar Year and (c) the Expense Base for 1.53/16.61 of the Tenant's Share shall be the 1995 Calendar Year.



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            5. Tenant has inspected the Additional 3rd Floor Premises and acknowledges that the Additional 3rd Floor Premises is in good order and repair and accepts the Additional 3rd Floor Premises for occupancy (including any mechanical/electrical equipment, wherever located) in its present condition "AS IS" on the date hereof, except as hereinafter provided, except that Landlord shall (A) in accordance with Exhibit B annexed hereto, in lieu of performing any work with respect to the Additional 3rd Floor Premises, except as set forth in clause (B) of this paragraph 5, provide a Tenant's Work Allowance (as defined in Exhibit B) of $100,000 and (B) prepare the demising wall indicated on Exhibit A in a building standard manner for a first class office building at such time as not to delay the performance by Tenant of its Finish Work (but in no event later than the date Tenant completes its Finish Work) and at the sole cost and expense of Landlord.

            6. The Lease is further modified as follows:

                  A. By adding to Section 10.10 of the lease "or the Additional 3rd Floor Premises" after the words "Additional 27th Floor Premises" on line 4 of said section.


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                  B. By modifying subparagraph D of paragraph 8 of the Second
Lease Modification Agreement (which modifies Section 16.02 of the Lease) by inserting in clause (ii) of said Section (i) after the words "nineteen (19th) floor" on line 13 of said subparagraph, the following: ", the Additional 3rd Floor Premises" and (ii) after the words "19th Floor, on line 20, the words "on the first day of the term of the lease of the Additional 3rd Floor Premises, with respect to the 3rd Floor,".


                  C. By deleting from the last sentence of Section 22.09 of the Lease the number "100,500" and replacing it with the number "110,875".

                  D. By inserting in Section 24.02 of the Lease (i) after the word "ducts" on line 2 thereof the words ", with respect to the Additional 3rd Floor Premises, louvered vents, supplemental HVAC equipment" and (ii) after the word "walls" on line 3 thereof, the word "windows".

                  E. By modifying Section 24.03 of the Lease to add the following sentence: "Tenant acknowledges that exterior louvered vents, condenser units, refrigerant piping and electrical power connections for a supplemental air conditioning system having a capacity of approximately 7.5


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tons, for a tenant of an adjacent portion of the third (3rd) floor of the
Building is or will be located in ceiling plenum space in the Additional 3rd Floor Premises. Tenant agrees that the tenant of such adjacent premises, and its contractors and workers, may, from time to time, have access to the Additional Third Floor Premises, as an agent of Landlord acting under this Section 24.03 for the purpose of installing, maintaining, servicing and replacing said equipment; provided, however, the tenant of such adjacent premises shall perform its work to install the louvered vents, condenser units, refrigerant piping and electrical power at such times as shall not delay the performance by Tenant of its Finish Work (but in no event later than the date Tenant completes its Finish
Work)."

                  F. By modifying Section 43.01 of the Lease by inserting on line 26 thereof, after the word "including," the words "the Additional 3rd Floor Premises".

                  G. By modifying Section 46.01 of the Lease by deleting the word "or" in line 22 thereof.

                  H. By modifying Section 46.02 of the Lease by deleting the period on line 12 thereof and adding after


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the word "floors" on lines 8 and 12 the following: "as of the first day of the
Expansion Term".

      7. There is hereby added to the Lease a new Article 44 of the Lease to read as follows:

                                   ARTICLE 44

                          Third Floor Expansion Option

            Section 44.01. If, during the Term of the Lease, Tenant is not in default under the Lease beyond any applicable notice and grace period, and provided (A) Tenant, and all related corporations (as defined in Section 22.03 of the Lease), which are a permitted sublessee or sub-sublessee of the Premises and have continuously qualified as a related corporation, have not subleased, in the aggregate, more than forty percent (40%) of the entire Premises to one or more corporations or other business entities which are not related corporations, and the remaining sixty percent (60%) of the Premises is in the possession of Tenant or a related corporation, (B) Tenant gives notice (the "Third (3rd) Floor Expansion Election Notice") to Landlord within thirty (30) days (with respect to which Third (3rd) Floor Expansion Election Notice time is expressly of the essence) after Landlord has sent to Tenant a notice (the "Landlord Third (3rd) Floor Expansion Space Availability Notice") setting


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forth the date on which Landlord reasonably expects to tender Vacant Possession of a portion of the Third (3rd) Floor of the Building now occupied by the Landlord and its subtenants, occupants and Affiliates of Landlord (hereinafter defined) as indicated by the cross-hatching on Exhibit C annexed hereto ("Landlord's Occupied Space"), (C) if a Landlord Third (3rd) Floor Expansion Space Availability Notice is sent after the earliest date on which a First Renewal Term Election Notice may be sent by Tenant, Tenant has theretofore exercised its Extension Option pursuant to a First Renewal Term Election Notice (or a Conditional First Renewal Term Election Notice with respect to which the Renewal Condition was withdrawn or deemed withdrawn) in accordance with Article 43 (EXTENSION OPTION) and (D) Tenant complies with the conditions set forth below, Tenant shall have the one-time option (the "Third (3rd) Floor Expansion Option") to lease the Landlord's Occupied Space for a term commencing on the date Vacant Possession of the Landlord's Occupied Space is tendered to Tenant and ending on the last day of the Term of the Lease (the "Third (3rd) Floor Expansion Term"), upon the same terms and conditions set forth in the Lease (unless changed or modified by this Agreement or other mutual agreement). Landlord shall send a Landlord Third (3rd) Floor Expansion Availability Notice at such time as it reasonably believes it knows the date on



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which it reasonably expects to deliver Vacant Possession of the Landlord's
Occupied Space. As used in this Agreement the term "Affiliates" shall mean any
(a) firm, corporation or partnership, limited or general, of which (x) a principal of Landlord or (y) any partner of (i) Landlord or (ii) any principal of Landlord or (z) any spouse, issue or sibling or trust for the benefit of any spouse, issue, sibling of such principal or partner, is either an officer, director, shareholder or other equity owner or (b) spouse, issue or sibling of any principal of Landlord, partner of Landlord or of any such principal or trust for the benefit of any such spouse, issue or sibling. Landlord and Tenant each acknowledge that Landlord need not give a Landlord Third (3rd) Floor Expansion Space Availability Notice after July 31, 2003, whether or not Vacant Possession of the Landlord's Occupied Space is thereafter obtained by Landlord. The Landlord and Tenant agree that rentable square feet of the Landlord's Occupied Space is 5,000. Vacant Possession of such Landlord's Occupied Space will be tendered to Tenant on the date, if at all, on which Vacant Possession thereof is obtained by Landlord, at the Fixed Rent and Additional Rent provided below. Notwithstanding the foregoing, Tenant may not exercise the Third (3rd) Floor Expansion Option for the Landlord's Occupied Space unless all of the following additional conditions X, Y and Z are met:


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                  X. The Third (3rd) Floor Expansion Election Notice states that
Tenant elects to add to the Premises all of the Landlord's Occupied Space; and

                  Y. No Third (3rd) Floor Expansion Election Notice may be sent by Tenant under this Article after the sending of an Expansion Election Notice under Section 46.01 and prior to the first day of the Expansion Term, unless at the time of sending the Third (3rd) Floor Expansion Election Notice and on the first day of the Expansion Term (1) the most recent audited financial statement of Tenant and each of the FOCUS Reports filed with the SEC during the twelve
(12) months prior to such first day shows a net worth of not less than $185 million and a Net Capital of not less than $56 million and (2) the Third (3rd) Floor Expansion Election Notice is accompanied by such financial statement and FOCUS Reports; and

                  Z. Tenant shall not be in default under any of the terms, covenants and conditions of the Lease beyond any notice and grace period hereunder at the time it sends the Third (3rd) Floor Expansion Election Notice.


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            Section 44.02. In the event that Tenant validly exercises the Third
(3rd) Floor Expansion Option for the Landlord's Occupied Space:


            The Fixed Rent per rentable square foot with respect to the Landlord's Occupied Space, payment of which shall commence on the first day of the Third (3rd) Floor Expansion Term, shall be an amount equal to aggregate of
(A) the Fixed Rent per rentable square feet for the 18th floor as of the first day of the Third (3rd) Floor Expansion Term and (B) the Additional Rent for Tax Escalation under Article 6 (Tax Payments) and for Expense Escalation under
Article 7 (ESCALATION) per rentable square foot for the 18th floor as of the first day of the Third (3rd) Floor Expansion Term. In addition, if the Third
(3rd) Floor Expansion Term commences prior to August 1, 1998, on August 1, 1998 Fixed Rent shall be increased by $20,000 PER ANNUM. With respect to such Landlord's Occupied Space, the Base Tax under Article 6 (TAX PAYMENTS) shall be the Real Estate Taxes for the Tax Year in which any portion of the Third (3rd) Floor Expansion Term shall fall and the Expense Base under Article 7 (ESCALATION) shall be the calendar year of commencement of the Third (3rd) Floor Expansion Term. The Tenants Share, as used in said Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) shall be increased based upon the number of rentable square



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feet of the Landlord's Occupied Space. The Third (3rd) Floor Expansion Term
shall commence on the date of the tender to Tenant of Vacant Possession of the Landlord's Occupied Space.

            Section 44.03. In the event Tenant validly exercises the Third (3rd) Floor Expansion Option under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such Landlord's Occupied Space as part of the Premises for the Third (3rd) Floor Expansion Term, the increase of the Fixed Rent and the increase of the Tenant's Share as provided above by reason of the addition of such Landlord's Occupied Space. Except for such changes, the provisions of this Lease shall apply with respect to such Landlord's Occupied Space and such Landlord's Occupied Space shall be and become part of the Premises. Tenant will accept possession of such Landlord's Occupied Space, and the facilities thereto and improvements therein in the then "AS IS" condition on the date of delivery thereof to Tenant and, Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to any such Landlord's


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Occupied Space except that the Landlord's Occupied Space will be delivered broom clean, and free of asbestos and Landlord shall, after receipt of a complete set of fully dimensioned and specified mechanical/electrical drawings for such Landlord's Occupied Space, prepare the demising wall indicated on Exhibit C in a building standard manner for a first class office building at such time as not to delay performance by Tenant of any Finish Work therein (but in no event later than the date Tenant completes its Finish Work) and at the sole cost and expense of Landlord. Notwithstanding the foregoing, in the event Landlord fails or is unable to tender Vacant Possession of all or any portion of such Landlord's Occupied Space to Tenant on the proposed delivery date thereof as a result of Force Majeure, the performance by Landlord of Removal Work or, after the sending of a Tenant's Third (3rd) Floor Expansion Notice, the holding over of any subtenant, occupant or Affiliate of Landlord, or otherwise, Landlord shall not be subject to any liability whatsoever for such failure or inability to tender Vacant Possession during the continuation of the Force Majeure, such holding over by such subtenant, occupant or Affiliate or the performance of such Removal Work, or otherwise, but the Fixed Rent and Additional Rent shall not commence with respect to such portion of such Landlord's Occupied Space until the date on which Vacant Possession


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thereof is actually tendered to Tenant; provided, however, (A) that if the failure to deliver Vacant Possession in accordance with the foregoing provision is due solely to the holding over of a subtenant, occupant or Affiliate of Landlord, Landlord shall thereafter promptly commence an action to obtain Vacant Possession of Landlord's Occupied Space and diligently prosecute such action to completion, and (B) if Landlord fails to fulfill its obligations under clause
(A) and is so notified by Tenant and fails to cure such failure within ten (10) days after such notice from Tenant, Tenant may, at its own cost and expense, commence and prosecute such action. Notwithstanding the foregoing, if Vacant Possession of any Landlord's Occupied Space is not tendered by Landlord within twelve (12) months following the date set forth in the Landlord's Occupied Space Availability Notice, Tenant may, by notice given to Landlord after such twelve
(12) month period has expired but prior to the date Vacant Possession is tendered to Tenant, elect to cancel its Third (3rd) Floor Expansion Election Notice but only with respect to such Landlord's Occupied Space as to which such Vacant Possession has not been tendered. For purposes of computing the twelve
(12) month period referred to above, the Removal Period shall not be included in such computation. Nothing herein shall operate to extend the Expiration Date for any of the


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Premises (including but not limited to such Landlord's Occupied Space) beyond the date otherwise fixed for the expiration of the Term or of the Expansion Term, as applicable.

            Section 44.04. Time shall be expressly of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notices shall not be extended for any reason whatsoever.

            Section 44.05. In the event Tenant shall fail to send to Landlord a Third (3rd) Floor Expansion Election Notice in response to a Landlord Third
(3rd) Floor Expansion Space Availability Notice within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised its Third (3rd) Floor Expansion Option with respect to such Landlord Third (3rd) Floor Expansion Space Availability Notice, and Tenant agrees that no action taken subsequently by Landlord or by Tenant shall operate to revive any rights of Tenant under this Article with respect to the Landlord's Occupied Space.

            Section 44.06. A. The rights of Tenant under this Article, except for those rights of Tenant set forth in Section 44.08, are subject to the rights of the Landlord,


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and of any and all present and future direct or indirect subtenants, occupants and Affiliates of Landlord with respect to (1) the existing lease with respect to the Landlord's Occupied Space, as the same may be amended or modified from time to time after the date hereof by Landlord and the tenant under such lease (such lease, as it may be so amended or modified is called the "Landlord's Space Lease") and (2) the Landlord's Occupied Space. Except for the provisions of
Section 44.08, nothing contained in this Agreement or the sending to Tenant of any Landlord Third (3rd) Floor Expansion Space Availability Notice or the sending by Tenant of a Third (3rd) Floor Expansion Election Notice in response to a Landlord Third (3rd) Floor Expansion Space Availability Notice shall be construed (1) to grant any rights to Tenant with respect to any Landlord's Occupied Space prior to such space being expressly included in any Landlord Third (3rd) Floor Expansion Space Availability Notice, Tenant expressly acknowledging that Landlord is under no duty to cause the tenant under the Landlord's Space Lease to waive its rights thereunder or to deliver Vacant Possession of all or any part of Landlord's Occupied Space and that Landlord may never be able to send a Landlord Third (3rd) Floor Expansion Space Availability Notice with respect thereto and that Landlord may, if it so elects in its sole discretion, actively deal in any manner with the tenant


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under the Landlord's Space Lease in such a manner as may prevent such tenant from surrendering or waiving (or in such manner as may induce such tenant not ever to surrender or waive) all of its rights to the Landlord's Occupied Space,
(2) to prevent Landlord from negotiating with the tenant under the Landlord's Space Lease or from entering into one or more modifications of the Landlord's Space Lease, which modification or modifications may contain modifications to the rental or other provisions thereof or grant renewal or extension options in favor of the tenant under the Landlord's Space Lease, the term of which may extend past the Term of this Lease as it may be extended, (3) to obligate Landlord to (a) refuse its consent to any proposed sublease or assignment by the tenant under the Landlord's Space Lease of all or any portion of the Landlord's Occupied Space, (b) accept a surrender by the tenant of the Landlord's Space Lease of its rights with respect to the Landlord's Occupied Space or (c) agree with the tenant under the Landlord's Space Lease to cancel or modify the rights of such tenant with respect to such Landlord's Occupied Space, (4) to obligate Landlord to evict the tenant under the Landlord's Space Lease if in default thereunder, or (5) to obligate Landlord to vacate the Landlord's Occupied Space or cause any present or future direct or indirect Affiliate or subtenant or occupant in possession of any portion thereof


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to vacate all or any Landlord Occupied Space, even if the effect of any such action or inaction described in clauses (1) to (5) inclusive considered singly or cumulatively, may be to preclude Vacant Possession of any Landlord's Occupied Space from ever occurring or otherwise materially and adversely affect the possibility of tendering of Vacant Possession of the Landlord's Occupied Space to Tenant;

            B. Except for the provisions of Section 44.08, anything herein contained to the contrary notwithstanding, Tenant's expansion option with respect to the Landlord's Occupied Space is conditioned upon and is subject and subordinate to (1) the provisions of paragraph A of this Section and (2) the tenant under the Landlord's Space Lease surrendering to Landlord or waiving all of its rights to the Landlord's Occupied Space. Tenant hereby acknowledges that except as set forth in Section 44.08, it has no right under this Article 44 or any other provision of this Agreement or the Lease with respect to the Landlord's Occupied Space unless and until the tenant under the Landlord's Space Lease so surrenders or waives such rights. Promptly after Landlord and the tenant under the Landlord's Space Lease unconditionally and irrevocably agree to the waiver by such tenant or its surrender to Landlord of all of its rights to the Landlord's Occupied Space, Landlord will notify Tenant


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thereof pursuant to a Landlord Third (3rd) Floor Availability Notice; provided, however, Landlord shall not be required to give Tenant a Landlord Third (3rd) Floor Availability Notice after July 31, 2003.

            Section 44.07. In addition to the limitation of liability set forth in Section 44.03, Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver Vacant Possession of the Landlord's Occupied Space on the commencement date of the Third (3rd) Floor Expansion Term. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a. Any such failure to so deliver Vacant Possession shall not extend the expiration date of the Third
(3rd) Floor Expansion Term. Notwithstanding the foregoing provisions of this
Section 44.07, in the event that the failure to deliver Vacant Possession of any Landlord's Occupied Space on the commencement date of the Third (3rd) Floor Expansion Term is not the result of Force Majeure, the holding over of the prior tenant or the performance of Removal Work, Tenant may,


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not earlier than sixty (60) days after the commencement date of the First
Renewal Term, elect to cancel its Third (3rd) Floor Expansion Election Notice with respect to such Landlord's Occupied Space. For purposes of computing the sixty (60) day period referred to above, the Removal Period shall not be included in such computation.


            Section 44.08. At any time prior to the sending to Tenant of a Landlord Third (3rd) Floor Expansion Space Availability Notice, Tenant may, on one occasion, send Landlord a notice (the "Tenant's Third (3rd) Floor Expansion Notice") that it elects to expand the Premises to include the Landlord's Occupied Space, provided however, no Tenant's Third (3rd) Floor Expansion Notice may be sent unless Tenant is on the date of the sending of such Tenant's Third
(3rd) Floor Expansion Notice in compliance with all of the conditions set forth in Section 44.01 which are required to be complied with to enable Tenant to give a Third (3rd) Floor Expansion Election Notice. Upon the giving by Tenant of a valid Tenant's Third (3rd) Floor Expansion Notice, Tenant shall be deemed to have sent a timely Third (3rd) Floor Expansion Election Notice and to have validly exercised the Third (3rd) Floor Expansion Option for which purposes the provisions of Sections 44.01 to 44.03 inclusive and 44.07 shall apply, except that Landlord need not deliver



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Vacant Possession of the Landlord's Occupied Space prior to one (1) year after having received the Tenant's Third (3rd) Floor Expansion Notice. In the event of any failure of Landlord to deliver Vacant Possession of Landlord's Occupied Space, within one (1) year after having received Tenant's Third (3rd) Floor Expansion Notice, Tenant's sole remedies by reason of such failure shall be either to (A) rescind Tenant's Third (3rd) Floor Expansion Notice or (B) sue for specific enforcement of Landlord's covenant to deliver such Vacant Possession, but in no event may Tenant assert any claim against Landlord or any Affiliates of Landlord for damages by reason of such failure.

            8. Landlord represents, warrants and covenants that:

                  A. The Building Equipment which serves the Additional 3rd Floor Premises shall be in working order on the date Vacant Possession of the Additional 3rd Floor Premises shall be delivered to Tenant.

                  B. No asbestos was used in the construction of the Additional 3rd Floor Premises by Landlord. Landlord has no actual knowledge (as distinguished from imputed or implied knowledge) that any Hazardous Substance (as so


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designated on the date of execution of the Second Lease Modification
Agreement) was used in the construction of the Additional 3rd Floor Premises. In the event any Hazardous Substance (as so designated as of the date of execution of the Second Lease Modification Agreement) or asbestos is found in the Additional 3rd Floor Premises, Landlord shall be deemed to have made the Reimbursement Election.

                  C. (1) Tenant shall have access, upon prior reasonable notice, to the electrical closets on the third floor of the Building which services the third floor of the Building for installation of Tenant's initial electrical equipment and/or for repair and maintenance thereof and, in connection with such installation, to permit it to tap into the electrical riser and to upgrade the existing electrical service provided to the third floor of the Building. Provided that (A) there shall be made available to the new tenant of the adjacent premises 70 amps of 4-wire, 460 volt, 3-phase separately metered electrical power (the cost of installation of which shall be borne by the tenant of the adjacent premises) and (B) the existing electrical service to the premises now occupied by Landlord, including Landlord's Occupied Space shall be maintained, all remaining existing electrical power now serving the third floor of the Building may be used by Tenant. All of the


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foregoing work shall be performed by Coyne Electrical Contractors, Inc. which shall be retained by Tenant at its sole cost and expense to perform such work. Landlord makes no representation that the electrical power being made available to Tenant is adequate for Tenant's needs.

                        (2) Landlord hereby grants Tenant the right to construct and install a 200 amp, 460 volt, 3-phase electrical switch in a location in the Building's frame room approved by Landlord in Landlord's sole discretion and to erect a riser to provide electrical service to the Additional 3rd Floor Premises. All aspects of the design and construction of the new switch and riser shall be subject to the Landlord's right of approval which shall not be unreasonably withheld or delayed and shall be further subject to the unconditional approval of (1) Consolidated Edison, (2) Landlord's engineer and
(3) Tenant's engineer. In addition, Tenant must comply with all Legal Requirements and any power shut-downs and the performance of this work must be accomplished "off hours" and must not interfere with the business of any other tenant in the Building. All costs associated with the foregoing work shall be paid for by Tenant, including the cost of Landlord's engineer.


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            9. Landlord shall make available to Tenant freight elevator service subject to the following conditions:


                  A. If Tenant desires to use the freight elevator only (i) between the Additional (3rd) Floor Premises and the truck dock, (ii) on two (2) occasions between 4 PM and 8 PM on each Business Day and (iii) to enable overnight courier services to pick up packages, Tenant shall give Landlord at least twenty-four (24) hours prior written notice requesting the use of the freight elevator for such purposes, which notice may request such use for no more than two (2) consecutive hours during any twenty-four (24) hour period.

                  B. Landlord may refuse to honor any request by Tenant pursuant to subparagraph A to use the freight elevator if the request by Tenant conflicts with Landlord's then applicable Rules and Regulations, prior reservations from other tenants of the Building, Landlord's own needs or anticipated needs, or any emergency requirements for the use of freight elevator, provided however, in such event, Tenant may use a passenger elevator.

                  C. Landlord shall not charge Tenant for using the freight elevator in accordance with and subject to the provisions of subparagraph A except for those hours of freight elevator usage which Tenant reserves in excess of two hundred fifty (250) aggregate hours during each calendar year, PRO RATED for the first and last year of the Term and, with respect to such excess usage, Tenant shall pay Landlord its then prevailing charges for such elevator usage, which charges shall be deemed Additional Rent.


            10. Tenant represents that in the negotiation of this Agreement it dealt with no broker(s) other than The Peregrine White Company, Inc. (the "Broker") and no other broker participated in bringing about this Agreement. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. The parties hereto acknowledge that the Broker will be paid a commission in accordance with a separate agreement between Landlord and Broker. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Agreement.

            11. Except as modified by this Agreement, the Lease shall remain in full force and effect in accordance with its terms and (except for the representations set forth therein) is hereby ratified and confirmed.

            12. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                        LANDLORD:

                                        KENVIC ASSOCIATES

WITNESS:

/s/ John C. Lisher                      By: /s/ Lucille Gladstone
----------------------------------          ------------------------------------
                                            Name:  Lucille Gladstone
                                            Title: Partner


                                        TENANT:

                                        INSTINET CORPORATION

WITNESS:


/s/ Steven R. Goodman                   By: /s/ Mark Nienstedt
----------------------------------          ------------------------------------
                                            Name:  Mark Nienstedt
                                            Title: Senior Vice President

                           LANDLORD'S ACKNOWLEDGEMENT

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

            On this 21st day of October, 1994, before me personally came Lucille Gladstone, to me known, who, being by me duly sworn, did depose and say that she is a partner in the firm of KENVIC ASSOCIATES, a New York partnership, and that she executed the foregoing instrument as and on behalf of said partnership.


                                        /s/ Elizabeth Diaks
                                        ----------------------------------------
                                        Notary Public

                                                        ELIZABETH DIAKS
                                                Notary Public, State of New York
                                                        No. 01BU4987648
                                                   Qualified in Nassau County
                                                  Commission Expires 10/21/95

                      CORPORATE TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

            On this 21st day of October, 1994, before me personally came Mark Nienstedt, to me known, who, being by me duly sworn, did depose and say that he resides at One Capoolong Creek Lane, Pittstown, New Jersey 08867; that he is the Executive Vice President of Instinet Corporation, the corporation described in and which executed the foregoing Lease, as Tenant, and that he signed his name thereto by order of that corporations' board of directors.



                                        /s/ Howard Brown
                                        ----------------------------------------
                                        Notary Public


           HOWARD BROWN
 Notary Public, State of New York
         No. 01BR5024906
   Qualified in New York County
Commission Expires March 21, 1996